SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	Commission File Number:
March 16, 2006	0-27812

MEDALLION FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	04-3291176
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

437 Madison Avenue New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 328-2100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

On March 16, 2006, Alvin Murstein, the Chairman and Chief Executive Officer of Medallion Financial Corp. (the “Company”), entered into a trading plan with Smith Barney, a division of Citigroup Global Markets Inc. Mr. Murstein established the trading plan as part of his individual long-term strategy for asset diversification and liquidity. The trading plan was adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and complies with the Company’s insider trading policy.

Under the trading plan, between April 1, 2006 and March 31, 2007, Mr. Murstein will sell a total of 90,000 shares of the Company’s common stock so long as the market price of the common stock is higher than the minimum threshold price specified in the plan. Up to 15,000 shares of common stock may be sold in intervals beginning April 1, 2006, May 1, 2006, June 1, 2006, July 1, 2006, August 1, 2006 and September 1, 2006. Following the sale of all 90,000 shares of the Company’s common stock pursuant to the trading plan, Mr. Murstein will beneficially own, directly and indirectly, 1,255,000 shares of the Company’s common stock.

Rule 10b5-1 permits an insider to implement a written prearranged trading plan entered into at a time when the insider is not aware of any material nonpublic information about the Company and allows the insider to trade on a one-time or regularly scheduled basis regardless of any material nonpublic information about the Company thereafter received by the insider.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDALLION FINANCIAL CORP.

By:	/s/ Larry D. Hall
Name:	Larry D. Hall
Title:	Chief Financial Officer

Date: March 17, 2006

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